1 AGREEMENT AND RELEASE This Agreement (this “Agreement”), effective September 6, 2024 (the “Agreement Date”) is entered into by and between IZEA Worldwide, Inc., a Nevada corporation (the “Company”), and Ryan S. Schram (the “Executive,” together with the Company, the “Parties”). RECITALS WHEREAS, the Parties are subject to that certain employment agreement dated September 1, 2023 (the “Employment Agreement”) and all terms not defined in this Agreement shall be given the meaning ascribed them under the Employment Agreement; WHEREAS, the Parties have agreed that Executive shall step down as President and Chief Operating Officer (collectively, “COO”) as of the Separation Date (defined below) and shall assist in the transition of the leadership through October 31, 2024; and WHEREAS, it is in the best interests of the Parties to enter into this Agreement to facilitate the transition of the Executive’s role with the Company and to resolve and release, upon the terms set forth herein, any and all claims arising between or among them relating to Executive’s employment and the Employment Agreement. AGREEMENT 1. The Parties acknowledge and agree that Executive’s last day of employment and last day as COO shall be September 15, 2024 as Termination by Executive without Good Reason (the “Separation Date”). Executive shall no longer serve in the capacity of COO and voluntarily resign as a member of the Company’s board of directors (the “Board”), without further action. As of the Separation Date, Executive shall no longer hold himself out as an employee or representative of the Company, shall no longer use, access or disclose any Company Information (defined below) and shall no longer access the Company’s computer systems for any reason. 2. On or before the Separation Date, as required by Section 7(c) of the Employment Agreement, Executive agrees that he shall immediately return, or at the Company’s election, destroy, all documents, records, files, data, computer files, software, all copies of the foregoing (in any form or format, whether hard-copy, electronic, digital or otherwise), apparatus, computers, cell phones, tablets, personal data assistants (PDAs) and similar devices, equipment, keys, access cards, credit cards, and other physical property, whether or not pertaining to, constituting or containing Proprietary Information, which were furnished to the Executive by the Company, to which the Executive otherwise had access, or which were produced by the Executive in connection with the Executive’s employment (collectively, the “Company Information”). Notwithstanding the above, Executive may keep his Company-issued monitor, keyboard, mouse, web-cam, and cables (but not laptop or other items with data storage capabilities) following the Separation Date. From the Separation Date until October 31, 2024, Executive will be available to the incoming CEO or his designee for remote and reasonable assistance regarding the transition of leadership (the “Transition Cooperation”). If, during the Transition Cooperation period, Executive is provided with any access to any Company Information, whether or not such information is Proprietary Information, Executive shall permanently delete or destroy such Company Information on or Doc ID: c93727eadb7289e8eea49717e7a8de7f52a6b5b3

2 before October 31, 2024. If the Company requires Transition Cooperation after October 31, 2024, the Company shall reimburse Executive at the rate of $400/per hour for such cooperation. 3. In consideration of Executive executing this Agreement within a twenty-one day period immediately following receipt of this Agreement (and not revoking acceptance prior to the Release Effective Date, defined below) and Executive’s compliance with this Agreement, including the performance of the Transition Cooperation and the return or destruction of Company Information, the Company agrees to provide Executive with the following as set forth below: (a) The Company shall pay Executive an amount equal to $400,000, less applicable taxes and withholdings. (b) If Executive properly elects to continue health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then, subject to the Executive’s copayment of the premium amounts at the applicable active employees’ rate, the Company shall pay to the group health plan provider, the COBRA provider or the Executive a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of the following: (i) the twelve-month anniversary of the Separation Date; (ii) Executive’s eligibility for group medical plan benefits under any other employer’s group medical plan or otherwise through other employment; or (iii) the cessation of Executive’s continuation coverage rights under COBRA. Notwithstanding the foregoing, if the Company determines at any time that its payments pursuant to this paragraph may be taxable income to the Executive or that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then the Company may convert such payments to payroll payments directly to Executive for the time period specified above; and such payments shall be subject to tax-related deductions and withholdings and shall be paid on the Company’s regular payroll dates. Any other premiums or costs of COBRA continuation coverage not provided above (including, without limitation, for any COBRA coverage after the time period set forth above) shall be at the sole expense of Executive. (c) The Company shall pay Executive an amount equal to Executive’s Q3 2024 Bonus as that term is delineated in the Company’s 2024 Short Term Incentive Plan, (i) pro-rated based on the months during the applicable bonus period prior to the Separation Date and (ii) based on actual performance and payable in accordance with the Executive Bonus Plan. Such pro-rated Q3 2024 Bonus shall be paid at the time other similarly situated executives receive their Q3 bonus. Executive acknowledges and agrees that he has already received, in full, his bonuses for Q1 and Q2. (d) All outstanding equity compensation awards from the Company to the Executive shall vest immediately and be exercisable upon the execution of this Agreement. Stock may be surrendered to the Issuer to satisfy tax withholding obligations upon vesting. (e) The amounts payable under Section 3(a) and 3(b) shall be paid out in substantially equal installments in accordance with the Company’s payroll practice and on regular payroll dates over twelve (12) months commencing on the first payroll period after the Separation Doc ID: c93727eadb7289e8eea49717e7a8de7f52a6b5b3

3 Date. The Company shall pay the amounts contemplated by Section 3(b) each month at the time the Company normally pays the Company’s group health provider on behalf of its remaining active employees, except as otherwise provided in Section 3(b) if such payments are made directly to the Employee. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). 4. Executive acknowledges and agrees that all Continuing Obligations under his Employment Agreement shall continue on their terms and that the consideration under his Employment Agreement and this Agreement is good and valuable consideration for the Continuing Obligations, compliance with each of which is a material term of this Agreement. Executive acknowledges and agrees that he would not receive any of the consideration in Paragraph 3 of this Agreement within the Continuing Obligations remaining effective on their terms. 5. Executive may accept this Agreement at any time within the twenty-one (21) day period by executing it and returning it by email .pdf to the Company’s General Counsel at Sandra.Carbone@izea.com no later than 5:00 p.m. on the twenty-first (21st) day after Executive’s receipt of this Agreement. Thereafter, Executive will have seven (7) days to revoke this Agreement by stating Executive desires to do so in writing to Ms. Carbone no later than 5:00 p.m. on the seventh (7th) day following the date Executive signs this Agreement. The effective date of this Agreement shall be the eighth (8th) day following Executive’s signing of this Agreement (the “Release Effective Date”), provided Executive does not revoke the Agreement during the revocation period. In the event Executive does not accept this Agreement as set forth above, or in the event Executive revokes this Agreement during the revocation period, this Agreement, including but not limited to the obligation of the Company and its subsidiaries and affiliates to provide the payments referred to in Section 3, shall automatically be deemed null and void. If Executive (i) violates any terms of this Agreement or any of the Continuing Obligations, which Executive agrees and acknowledges continue in full on their terms, (ii) fails to perform the Transition Cooperation, after written notice from the Company about his lack of performance and a 5 day period to cure, or (iii) fails to return or destroy any Company Information on or before the Separation Date or, if applicable, October 31, 2024, in each case, in addition to any remedies that the Company may have in law or equity, the payments under Section 3 shall immediately cease. 6. In consideration of the payments and benefits referred to in Section 3 above, Executive for himself and for his heirs, executors, and assigns, each in their capacities as such (hereinafter collectively referred to as the “Releasors”), forever releases and discharges Company and any and all of its parent corporations, subsidiaries, divisions, affiliated entities, owners, predecessors, successors and assigns, and any and all of its and their employee benefit and/or pension plans and funds, and any and all of its and their past or then-present officers, directors, stockholders (including GP Investments, Ltd. and GP Cash Management, Ltd.), partners, managers, members, agents, trustees, administrators, employees and assigns (each in their capacities as such) (hereinafter collectively referred to as the “Company Released Parties”), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (based upon any legal or equitable theory, whether contractual, common-law, statutory, decisional, federal, state, local or otherwise), whether known or unknown, which Releasors ever had, now have or may have against the Company Released Parties or any of them by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the Doc ID: c93727eadb7289e8eea49717e7a8de7f52a6b5b3

4 beginning of the world to the Separation Date. Further, Executive shall not provide assistance to any party seeking to bring a claim against any Company Released Party. (a) Without limiting the generality of the foregoing subsection (a), this Agreement is intended to and shall release the Company Released Parties from any and all claims arising out of Executive’s employment with Company Released Parties and/or the termination of Executive’s employment, including but not limited to: (i) any claims of discrimination or harassment in employment on the basis of age, religion, gender, sexual orientation, race, national origin, disability or any other legally protected characteristic, and of retaliation, under, without limitation, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Equal Pay Act, and all other federal, state and local equal employment opportunity and fair employment practice laws (all as amended); (ii) any claims under the Employee Retirement Income Security Act of 1974 (except as set forth below), the Family and Medical Leave Act and state and local laws of similar effect, the National Labor Relations Act, Workers Adjustment and Retraining Notification Act, and other state and local laws of similar effect (all as amended); and (iii) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of Executive’s employment, the terms and conditions of such employment, the Employment Agreement, and/or the termination or separation of such employment, and/or any of the events and decisions relating directly or indirectly to or surrounding the termination of that employment, including but not limited to claims for breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, whistleblowing, harassment, retaliation, mental distress, emotional distress, physical injury, humiliation or compensatory or punitive damages. (b) Notwithstanding the foregoing, nothing in this Agreement shall be construed to prevent Executive from filing a charge with or participating in an investigation conducted by any governmental agency, including, without limitation, the United States Equal Employment Opportunity Commission (“EEOC”) or applicable state or city fair employment practices agency or the Securities and Exchange Commission (“SEC”), or any other federal, state, or local governmental regulatory or law enforcement agency (collectively with the EEOC and SEC, the “Government Agencies”). Executive further understands that nothing in this Agreement limits Executive’s ability to communicate with any Government Agencies or otherwise participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information (including Confidential Information) to a Government Agency. Nevertheless, Executive understands and agrees that he is waiving any relief available (including, for example, monetary damages or reinstatement) under any of the claims and/or causes of action waived in Section 5, including but not limited to financial benefit or monetary recovery from any lawsuit filed or settlement reached by the EEOC with respect to any claims released and waived in this Agreement. However, Executive may receive money properly awarded by the SEC or other Government Agency as a reward for providing information to that agency. 7. Executive agrees that Executive will refrain from making statements that are disparaging or defamatory about the Company, its partners, officers, directors, its clients or any employee or former employee of the Company. The Company agrees not to disparage Executive. For purposes of preceding sentence only, the Company shall mean then-current officers and directors of the Company. The Company shall provide to Executive for comment the initial public Doc ID: c93727eadb7289e8eea49717e7a8de7f52a6b5b3

5 and internal messaging regarding Executive’s separation from the Company. The Company shall consider Executive’s comments and shall not unreasonably fail to make reasonable edits; provided, however, that the Company has the final discretion regarding such messaging. 8. The Company shall assure that Executive will continue at all times during and following his employment (on a basis no less favorable than that of the Company’s other officers and directors) to be subject to and covered by the indemnification policies and bylaws of the Company as well as any other agreement or procedure maintained by the Company with respect to director and officer indemnification for causes of action and claims that arose or accrued during the time of Executive’s employment. In the event that the Company’s D&O coverage is fully exhausted, the Company shall promptly reimburse Executive for any reasonable, pre-approved expenses incurred by Executive’s performance of any cooperation obligations under Section 7(h) of the Employment Agreement. 9. The making of this Agreement is not intended, and shall not be construed, as an admission that the Company Released Parties have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract, or committed any wrong whatsoever against Executive. The parties agree that this Agreement may not be used as evidence in a subsequent proceeding except in a proceeding to enforce the terms of this Agreement. 10. Executive acknowledges that: (a) he has carefully read this Agreement in its entirety; (b) to consider fully its terms for twenty-one (21) days; (c) he has been advised by the Company in writing to consult with an attorney of his choosing in connection with this Agreement; (d) he fully understands the significance of all of the terms and conditions of this Agreement and he has discussed it with his independent legal counsel, or has had a reasonable opportunity to do so; (e) he has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) he is signing this Agreement voluntarily and of his own free will and assents to all the terms and conditions contained herein. 11. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns. 12. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement; provided, however, that, if, in an action commenced by Executive to void the release and/or sections 6, 7, 8 upon any finding by a court of competent jurisdiction that any of the release or covenants provided for by Section 6, 7, and/or 8 above is illegal, void, or unenforceable, Executive and the Company agree to execute a mutually agreeable release, waiver and/or covenant with substantially similar provisions that is legal and enforceable. Company shall notify Executive of a breach and, if such breach is capable of cure in the Company’s discretion, provide Executive with an opportunity to cure of not less than 10 days prior to seeking any relief. 13. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to the conflict of laws provisions thereof, and Doc ID: c93727eadb7289e8eea49717e7a8de7f52a6b5b3

6 under the dispute resolution provisions provided by Section 9 of the Employment Agreement; provided that Section 9 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate including, without limitation, relief sought under any of the other Continuing Obligations. 14. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or .pdf signatures shall have the same force and effect as original signatures. 15. This Agreement constitutes the complete understanding between the parties with respect to the separation of Executive’s employment at the Company and supersedes any and all agreements, understandings, and discussions, whether written or oral, between the parties related to the terms thereof, with the exception of the remaining relevant terms of the Employment Agreement not addressed herein, which shall not be deemed amended or modified and shall continue to apply to Executive. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. [Signature page follows] Doc ID: c93727eadb7289e8eea49717e7a8de7f52a6b5b3

7 IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 6th day of September 2024. EXECUTIVE RYAN S. SCHRAM IZEA WORLDWIDE, INC., By: Name: Title: Peter Biere CFO Doc ID: c93727eadb7289e8eea49717e7a8de7f52a6b5b3